ENERGY FOCUS, INC.

ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2011

Agenda

1. Call the Meeting to Order

a. Introductions
b. Instructions on Rules of Conduct and Procedures
c. Proof of Notice of Meeting
d. Proxies; Existence of Quorum

2. Proposals and Discussion

a. Proposal No. 1 — Election of Directors

RESOLVED, that the following fivepersons be, and they hereby are, elected as members of the Board of Directors to serve until the 2012 Annual Meeting of Shareholders or until their respective successors are duly elected or appointed and qualify: John M. Davenport, J. James Finnerty, Joseph G. Kaveski, Paul von Paumgartten, and R Louis Schneeberger.

b. Proposal No. 2 – Amendment of 1994 Employee Stock Purchase Plan

RESOLVED, that the 1994 Employee Stock Purchase Plan be, and it hereby is, amended to increase the number of common shares authorized for issuance under it from 150,000 to 400,000.

3. Voting

a. Opening of Polls
b. Voting on Proposals
c. Closing of Polls

4. Results of Voting

5. Adjournment

6. Management Presentation

7. Questions and Answers

If you have sent in your proxy card, your shares will be voted accordingly.

DO NOT SIGN A BALLOT AT THIS MEETING UNLESS YOU WANT TO CHANGE THE WAY YOU VOTED ON YOUR PROXY.